                                                                                              ITEM 1


                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated


Month                             December-01
Payment Date                      15th of each month
Convention                        Modified Following Business Day
Current Payment Date              17-Dec-01
Current Calculation Date          11-Dec-01
Previous Payment Date             15-Nov-01
Previous Calculation Date         8-Nov-01

=====================================================================================================

1. Account Activity Summary between Calculation Dates

-----------------------------------------------------------------------------------------------------
                                         Prior          Deposits       Withdrawals       Balance on
                                        Balance                                       Calculation Date
                                       8-Nov-01                                          11-Dec-01
-----------------------------------------------------------------------------------------------------
Expense Account                       4,210,726.11    6,149,349.66    (5,762,560.93)     4,597,514.84
Collection Account                   99,235,433.03   14,639,519.74   (13,570,781.03)   100,304,171.74
Aircraft Purchase Account                        -               -                -                 -

 - Liquidity Reserve cash balance    85,664,652.00      215,000.00      (560,000.00)    85,319,652.00
-----------------------------------------------------------------------------------------------------
Total                               103,446,159.14   20,788,869.40   (19,333,341.96)   104,901,686.58
=====================================================================================================

2. Analysis of Aircraft Purchase Account Activity

=====================================================================================================
Opening Balance on Previous Calculation Date                                                        -
Interest Income                                                                                     -
Aircraft Purchase Payments                                                                          -
Economic Swap Payments                                                                              -
-----------------------------------------------------------------------------------------------------
Balance on Current Calculation Date                                                                 -
=====================================================================================================

3. Analysis of Expenses Account Activity

=====================================================================================================
Opening Balance on Previous Calculation Date                                             4,210,726.11
Transfer from Collection Account on previous Payment Date                                6,141,073.13
Permitted Aircraft Accrual                                                                          -
Interim Transfer from Collection Account                                                            -
Interest Income                                                                              8,276.53
Balance on current Calculation Date
 - Payments on previous payment date                                                    (4,676,985.85)
 - Interim payments                                                                     (1,085,575.08)
 - Other
------------------------------------------------------------------------------------------------------
Balance on Current Calculation Date                                                      4,597,514.84
=====================================================================================================

4. Analysis of Collection Account Activity

=====================================================================================================
Opening Balance on Previous Calculation Date                                            99,235,433.03
Collections during period                                                               14,639,519.74
Transfer to Expense Account on previous Payment Date
 - Required Expense Amount                                                              (2,789,273.89)
 - Permitted Aircraft Modifications                                                                 -
Net Swap payments on previous Payment Date                                              (3,351,799.24)
Aggregate Note Payments on previous Payment Date                                        (7,429,707.90)
------------------------------------------------------------------------------------------------------
Balance on Current Calculation Date                                                    100,304,171.74
=====================================================================================================

Analysis of Liquidity Reserve Amount
First Collection Account Reserve                                                        30,000,000.00
Second Collection Account Reserve                                                       35,000,000.00
Cash Held
 - Security Deposits                                                                    20,319,652.00
                                                                                    ------------------
 Liquidity Reserve Amount                                                               85,319,652.00
                                                                                    ------------------

A Liquidity Facility of $35 million is also available to AerCo as a primary eligible credit facility, but remains undrawn.
=====================================================================================================

                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated


Current Payment Date                   17-Dec-01
Current Calculation Date               11-Dec-01
Previous Payment Date                  15-Nov-01
Previous Calculation Date              8-Nov-01

=====================================================================================================
Balance in Collection and Expense Account                                              104,901,686.58
Liquidity Reserve Amount                                                               (85,319,652.00)
                                                                                    -----------------
Available Collections                                                                   19,582,034.58
                                                                                    =================

4. Analysis of Collection Account Activity (Continued)
=====================================================================================================
Analysis of Current Payment Date Distributions

(I)          Total Required Expense Amount                                               7,000,000.00
(II) a)      Class A Interest but excluding Step-up                                      1,960,815.34
     b)      Swap Payments other than subordinated swap payments                         3,802,904.05
(iii)        First Collection Account top-up (Minimum liquidity reserve $30 m)          30,000,000.00
(iv)         Class A Minimum principal payment                                                      -
(v)          Class B Interest                                                              359,367.94
(vi)         Class B Minimum principal payment                                              71,106.97
(vii)        Class C Interest                                                              541,448.07
(viii)       Class C Minimum principal payment                                                      -
(ix)         Class D Interest                                                              708,333.33
(x)          Class D Minimum principal payment                                                      -
(xi)         Second collection account top-up                                           55,319,652.00
(xii)        Class A Scheduled principal                                                            -
(xiii)       Class B Scheduled principal                                                   557,744.86
(xiv)        Class C Scheduled principal                                                   311,896.89
(xv)         Class D Scheduled principal                                                            -
(xvi)        Permitted accruals for Modifications                                                   -
(xvii)       Step-up interest                                                                       -
(xviii)      Class A Supplemental principal                                              4,268,417.11
(xix)        Class E Primary Interest
(xx)         Class B Supplemental principal                                                         -
(xxi)        Class A Outstanding Principal                                                          -
(xxii)       Class B Outstanding Principal                                                          -
(xxiii)      Class C Outstanding Principal                                                          -
(xxiv)       Class D Outstanding Principal                                                          -
(xxv)        Subordinated Swap payments                                                             -
                                                                                    -----------------
             Total Payments with respect to Payment Date                               104,901,686.58
             less collection Account Top Ups (iii) (b) and (xi) (b) above               85,319,652.00
                                                                                    -----------------
                                                                                        19,582,034.58
                                                                                    =================

=====================================================================================================

                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated

Current Payment Date              17-Dec-01
Current Calculation Date          11-Dec-01
Previous Payment Date             15-Nov-01
Previous Calculation Date         8-Nov-01
----------------------------------------------------------------------------

5. Payments on the Notes by Subclass

--------------------------------------------------------------------------------------------
                                   Subclass      Subclass       Subclass          Total
Floating Rate Notes                   A-2          A-3            A-4            Class A

--------------------------------------------------------------------------------------------
Applicable LIBOR                     2.08000%        2.08000%        2.08000%
Applicable Margin                     0.3200%         0.4600%         0.5200%
Applicable Interest Rate             2.40000%        2.54000%        2.60000%
Day Count                            Act/360         Act/360         Act/360
Actual Number of Days                     32              32              32
Interest Amount Payable           309,460.75    1,275,644.44      375,710.15
Step-up Interest Amount Payable        NA             NA             NA
--------------------------------------------------------------------------------------------
Total Interest Paid               309,460.75    1,275,644.44     375,710.15     1,960,815.34
--------------------------------------------------------------------------------------------

Expected Final Payment Date       15-Dec-05     15-Jun-02       15-May-11
Excess Amortisation Date          17-Aug-98     15-Feb-06       15-Aug-00
--------------------------------------------------------------------------------------------
Original Balance              290,000,000.00  565,000,000.00  235,000,000.00
Opening Outstanding Principal
  Balance                     145,059,727.19  565,000,000.00  162,566,891.17  872,626,618.36
--------------------------------------------------------------------------------------- ----
Extended Pool Factors                  66.47%         100.00%          92.76%
Pool Factors                           56.02%         100.00%          80.59%
--------------------------------------------------------------------------------------- ----
Minimum Principal Payment                  -               -               -               -
Scheduled Principal Payment                -               -               -               -
Supplemental Principal Payment  2,012,749.82               -    2,255,667.29    4,268,417.11
--------------------------------------------------------------------------------------- ----
Total Principal Distribution
  Amount                        2,012,749.82               -    2,255,667.29    4,268,417.11
--------------------------------------------------------------------------------------- ----
Redemption Amount
- amount allocable to principal                                                            -
- amount allocable to premium
--------------------------------------------------------------------------------------------
Closing Outstanding Principal
  Balance                     143,046,977.37  565,000,000.00  160,311,223.88  868,358,201.25
--------------------------------------------------------------------------------------- ----
----------------------------------------------------------------------------  ------------------------------------------------
                                   Subclass       Subclass        Total            Subclass         Subclass           Total
Floating Rate Notes                   B-1            B-2         Class B              C-1             C-2             Class C
----------------------------------------------------------------------------  ------------------------------------------------
Applicable LIBOR                     2.08000%        2.08000%                        2.08000%        2.08000%
Applicable Margin                     0.6000%         1.0500%                         1.3500%         2.0500%
Applicable Interest Rate             2.68000%        3.13000%                        3.43000%        4.13000%
Day Count                            Act/360         Act/360                         Act/360         Act/360
Actual Number of Days                     32              32                              32              32
Interest Amount Payable           159,803.76      199,564.18                      251,392.42      290,055.66
Step-up Interest Amount Payable       NA              NA                              NA              NA
----------------------------------------------------------------------------  ------------------------------------------------
Total Interest Paid               159,803.76      199,564.18      359,367.94      251,392.42      290,055.66        541,448.07
------------------------------------------------------------ ---------------  ------------------------------------------------

Expected Final Payment Date     15-Jul-13       15-Jun-08                       15-Jul-13        15-Jun-08
Excess Amortisation Date        17-Aug-98       15-Aug-00                       17-Aug-98        15-Aug-00
----------------------------------------------------------------------------  ------------------------------------------------
Original Balance               85,000,000.00   80,000,000.00                   85,000,000.00   80,000,000.00
Opening Outstanding Principal
  Balance                      67,081,802.20   71,728,339.59  138,810,141.79   82,453,780.83   79,010,318.47    161,464,099.30
------------------------------------------------------------- --------------  ------------------------------------------------
Extended Pool Factors                  88.69%          99.90%                          99.55%          99.84%
Pool Factors                           82.80%          99.01%                          96.62%          98.42%
------------------------------------------------------------- --------------  ------------------------------------------------
Minimum Principal Payment          34,363.37       36,743.60       71,106.97               -               -                 -
Scheduled Principal Payment       269,537.44      288,207.42      557,744.86      169,559.22      142,337.68        311,896.89
Supplemental Principal Payment             -               -               -               -               -                 -
------------------------------------------------------------- --------------  ------------------------------------------------
Total Principal Distribution
  Amount                          303,900.81      324,951.02      628,851.83      169,559.22      142,337.68        311,896.89
-------------------------------------------------------------.--------------  ------------------------------------------------
Redemption Amount                                                                          -               -
- amount allocable to principal                                                            -               -
- amount allocable to premium                                                              -               -
----------------------------------------------------------------------------  ------------------------------------------------
Closing Outstanding Principal
  Balance                      66,777,901.39   71,403,388.57  138,181,289.96   82,284,221.61   78,867,980.79    161,152,202.41
----------------------------------------------------------------------------  ------------------------------------------------

============================================

Fixed Rate Notes                      D-2

--------------------------------------------
Applicable Interest Rate             8.50000%
Day count                           30 / 360
Number of Days                            30
Interest Amount Payable           708,333.33
--------------------------------------------
Total Interest Paid               708,333.33
--------------------------------------------
Expected Final Payment Date        15-Mar-14
Excess Amortisation Date           15-Jul-10
--------------------------------------------
Original Balance              100,000,000.00
Opening Outstanding Principal
  Balance                     100,000,000.00
--------------------------------------------
Extended Pool Factors                 100.00%
Expected Pool Factors                 100.00%
--------------------------------------------
Extended Amount                            -
Expected Pool Factor Amount                -
Surplus Amortisation
--------------------------------------------
Total Principal Distribution Amount        -
--------------------------------------------
Redemption Amount                          -
- amount allocable to principal            -
                              --------------
- amount allocable to premium              -
--------------------------------------------
Closing Outstanding Principal
  Balance                     100,000,000.00
--------------------------------------------



                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated


Current Payment Date             17-Dec-01
Current Calculation Date         11-Dec-01
Previous Payment Date            15-Nov-01
Previous Calculation Date         8-Nov-01
===========================================================================================

6. Floating Rate Note information for next Interest Accrual Period

Start of Interest Accrual Period 17-Dec-01
End of Interest Accrual Period   15-Jan-02
Reference Date                   11-Jan-02

-------------------------------------------------------------------------------------------------------------

                                    A-2       A-3         A-4         B-1      B-2       C-1       C-2
-------------------------------------------------------------------------------------------------------------
Applicable LIBOR                  1.89563%    1.89563%    1.89563%   1.89563%   1.89563%   1.89563%   1.89563%
Applicable Margin                  0.3200%     0.4600%     0.5200%    0.6000%    1.0500%    1.3500%    2.0500%
Applicable Interest Rate           2.2156%     2.3556%     2.4156%    2.4956%    2.9456%    3.2456%    3.9456%
-------------------------------------------------------------------------------------------------------------

=========================================

Fixed Rate Notes                    D-1
-----------------------------------------

Actual Pool Factor                 100.00%
-----------------------------------------

==============================================================

7. Payments per $ 1,000 Inital Outstanding Principal Balance of Notes
--------------------------------------------------------------------------------------------------------------

(a) Floating Rate Notes             A-2       A-3         A-4        B-1         B-2       C-1       C-2
--------------------------------------------------------------------------------------------------------------

Opening Outstanding Principal
  Balance                      145,059.73  565,000.00  162,566.89  67,081.80  71,728.34  82,453.78  79,010.32
Total Principal Payments         2,012.75           -    2,255.67     303.90     324.95     169.56     142.34
Closing Outstanding Principal
  Balance                      143,046.98  565,000.00  160,311.22  66,777.90  71,403.39  82,284.22  78,867.98

Total Interest                     309.46    1,275.64      375.71     159.80     199.56     251.39     290.06
Total Premium                      0.0000%     0.0000%     0.0000%    0.0000%    0.0000%    0.0000%    0.0000%
-------------------------------------------------------------------------------------------------------------

=========================================

(b) Fixed Rate Notes                D-2
-----------------------------------------

Opening Outstanding Principal
  Balance                      100,000.00
Total Principal Payments                -
Closing Outstanding Principal
  Balance                      100,000.00

Total Interest                     708.33
Total Premium                           -

-----------------------------------------

-------------------------------------------------------------------------------------------------------------

                                              Pae 4 of 4

                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated

------------------------------------------------------------------------------------------------------------------
                                         Jul-Sept  Oct-Dec  Jan-Mar  Apr-June July-Sept    Oct     Nov      Dec

                                           2000      2000    2001      2001     2001       2001   2001     2001
------------------------------------------------------------------------------------------------------------------
                   CASH COLLECTIONS
  [1]              Lease Rentals              30.6     49.6     46.2     46.1       45.2    16.5     13.7     15.2
  [2]               - Renegotiated Leases        -        -        -     (0.1)      (0.6)   (0.2)    (0.5)    (0.8)
  [3]               - Rental Resets              -        -     (0.2)    (0.7)      (0.4)   (0.5)    (0.7)    (0.6)
                                         -------------------------------------------------------------------------
  [4] S[1]...[3]   Contracted Lease
                    Rental                    30.6     49.6     46.0     45.3       44.2    15.8     12.5     13.8

  [5]              Movement in Current
                    Arrears                   (1.9      0.2     (2.9)    (0.4)       3.5    (2.6)    (2.0)    (1.5)

                   less Net Stress-
                    related Costs
  [6]               - Bad Debts                  -     (1.2)    (0.3)       -          -       -        -        -
  [7]               - Security Deposits
                      Drawn Down                 -        -      0.4        -          -       -         -       -
  [8]               - Restructured
                      Arrears                  0.3      0.2      0.4      0.3       (1.0)    0.1      0.1      0.1
  [9]               - AOG                        -     (0.7)    (1.4)    (0.9)      (0.9)   (0.3)    (0.3)    (0.3)
 [10]               - Other Leasing
                      Income                     -        -        -        -          -       -        -        -
 [11]               - Repossession Costs         -        -     (0.1)    (0.2)         -       -        -        -
                                         -------------------------------------------------------------------------
 [12] S[6]...[11]  sub-total                   0.3     (1.7)    (1.0)    (0.8)      (1.9)   (0.2)    (0.2)    (0.2)

 [13] [4]+[5]+[12] Net Lease Rentals          29.0     48.1     42.1     44.1       45.8    13.0     10.3     12.1

 [14]              Interest Earned             0.7      1.6      1.4      1.2        0.9     0.3      0.2      0.3

 [15]              Drawings from Expense
                    Account                                        -

                   Maintenance Receipts        3.2      5.4      3.4      5.0        5.6     1.3      1.5      1.7
                   Maintenance Payments       (0.7)    (2.0)    (1.9)    (4.5)      (2.7)      -     (0.8)    (0.8)
                                         -------------------------------------------------------------------------
 [15]              Net Maintenance             2.5      3.4      1.5      0.5        2.9     1.3      0.7      0.9

 [16] S[13]...[15] Total Cash
                    Collections               32.2     53.1     45.0     45.8       49.6    14.6     11.2     13.3
==================================================================================================================
                   CASH EXPENSES
                   Aircraft Operating
                    Expenses
 [17]               - Insurance                  -     (0.1)       -        -          -       -        -        -
 [18]               - Re-leasing and
                      other overheads         (0.1)    (4.9)    (0.6)    (0.8)      (1.1)   (0.5)    (0.2)       -
                                         ---------------------------------------------------------------------------
 [19] [17]         subtotal                   (0.1)    (5.0)    (0.6)    (0.8)      (1.1)   (0.5)    (0.2)       -

                   SG&A Expenses
 [20]              Aircraft Servicer Fees
                    - Retainer Fee            (0.3)    (0.7)    (0.6)    (0.9)       0.9    (0.3)    (0.2)    (0.1)
                    - Rent Collected Fee      (0.3)    (0.7)    (0.6)    (0.9)       0.7    (0.3)    (0.2)    (0.2)
                    - Previous Servicer       (1.8)       -        -        -          -
                                         ---------------------------------------------------------------------------
 [21]              sub-total                  (2.4)    (1.4)    (1.2)    (1.8)       1.6    (0.6)    (0.4)    (0.3)

 [22]              Other Servicer Fees        (0.5)    (4.6)    (2.4)    (1.6)      (4.1)             0.6     (0.5)
                                         ---------------------------------------------------------------------------
 [23] [21]+[22]    subtotal                   (2.9)    (6.0)    (3.6)    (3.4)      (2.5)   (0.6)     0.2     (0.8)

 [24] [20]+[23]    Total Cash Expenses        (3.0)   (11.0)    (4.2)    (4.2)      (3.6)   (1.1)       -     (0.8)

                   NET CASH COLLECTIONS
 [25]   [17]       Total Cash Collections     32.2     53.1     45.0     45.8       49.6    14.6     11.2     13.3
 [26]   [24]       Total Cash Expenses        (3.0)   (11.0)    (4.2)    (4.2)      (3.6)   (1.1)       -     (0.8)
 [27]              Movement in Expense
                    Account                    2.8      2.8      1.2     (0.3)      (0.5)    1.7     (0.5)       -
 [28]              Interest Payments         (18.2)   (30.6)   (23.5)   (22.3)     (17.0)   (4.5)    (3.9)    (3.6)
 [29]              Swap Payments               0.5      0.3     (0.5)    (3.3)      (9.1)   (2.3)    (3.3)    (3.7)
 [30]              Proceeds from sale of
                    aircraft                     -        -      1.4     47.6        1.5       -        -        -
                                         -------------------------------------------------------------------------
 [31] S[25]...[30] TOTAL                      14.3     14.6     19.4     63.3       20.9     8.4      3.5      5.2
                                         =========================================================================
                                         -------------------------------------------------------------------------
 [32]       PRINCIPAL PAYMENTS
            subclass A                        14.2     11.1     17.0     55.1       18.2     7.6      2.6      4.2
            subclass B                           -      3.2      2.0      7.6        2.0     0.5      0.6      0.7
            subclass C                         0.1      0.3      0.4      0.6        0.7     0.3      0.3      0.3
            subclass D                           -        -        -        -          -       -        -        -
------------------------------------------------------------------------------------------------------------------
            Total                             14.3     14.6     19.4     63.3       20.9     8.4      3.5      5.2
                                         =========================================================================

            Debt Balances
            subclass A                       984.2    973.1    956.1    901.0      882.8   875.2    872.6    868.4
            subclass B                       154.8    151.6    149.6    142.0      140.0   139.5    138.9    138.2
            subclass C                       164.0    163.7    163.3    162.7      162.0   161.7    161.4    161.1
            subclass D                       100.0    100.0    100.0    100.0      100.0   100.0    100.0    100.0
------------------------------------------------------------------------------------------------------------------
            TOTAL                          1,403.0  1,388.4  1,369.0  1,305.7    1,284.8 1,276.4  1,272.9  1,267.7
                                         =========================================================================
                                         -------------------------------------------------------------------------

           * Adjusted Base Case are July 2000 Prospectus Base Case cashflows adjusted for aircraft sales.

                                          All amounts in millions   Dollar amounts expressed as
                                              of US dollars               a percentage of
                                           unless otherwise stated  2000 Base Case Lease Rentals
------------------------------------------------------------------------------------------------
                                             Cumulative to Date           Cumulative to Date
                                                *Adjusted                     *Adjusted
                                         Actual base case  Variance   Actual  base case Variance
------------------------------------------------------------------------------------------------
                   CASH COLLECTIONS
  [1]              Lease Rentals            263.1   263.0       0.1     100.0%  100.0%     0.0%
  [2]               - Renegotiated Leases    (2.2)      -      (2.2)     -0.8%    0.0%    -0.8%
  [3]               - Rental Resets          (3.1)      -      (3.1)     -1.2%    0.0%    -1.2%
                                         -----------------------------------------------------
  [4] S[1]...[3]   Contracted Lease
                    Rental                  257.8   263.0      (5.2)     98.0%  100.0%    -2.0%

  [5]              Movement in Current
                    Arrears                  (7.6)      -      (7.6)     -2.9%    0.0%    -2.9%

                   less Net Stress-
                    related Costs
  [6]               - Bad Debts              (1.5)   (2.7)      1.2      -0.6%   -1.0%     0.5%
  [7]               - Security Deposits
                      Drawn Down              0.4       -       0.4       0.2%    0.0%     0.2%
  [8]               - Restructured
                      Arrears                 0.5     2.3      (1.8)      0.2%    0.9%    -0.7%
  [9]               - AOG                    (4.8)  (11.1)      6.3      -1.8%   -4.2%     2.4%
 [10]               - Other Leasing
                      Income                    -       -         -       0.0%    0.0%     0.0%
 [11]               - Repossession Costs     (0.3)   (2.1)      1.8      -0.1%   -0.8%     0.7%
                                         -----------------------------------------------------
 [12] S[6]...[11]  sub-total                 (5.7)  (13.6)      7.9      -2.2%   -5.2%     3.0%

 [13] [4]+[5]+[12] Net Lease Rentals        244.5   249.4      (4.9)     93.0%   94.8%    -1.9%

 [14]              Interest Earned            6.6     5.2       1.4       2.5%    2.0%     0.5%

 [15]              Drawings from Expense
                    Account                     -       -         -       0.0%    0.0%     0.0%

                   Maintenance Receipts      27.1       -      27.1      10.3%    0.0%    10.3%
                   Maintenance Payments     (13.4)      -     (13.4)     -5.1%    0.0%    -5.1%
                                         -----------------------------------------------------
 [15]              Net Maintenance           13.7       -      13.7       5.2%    0.0%     5.2%

 [16] S[13]...[15] Total Cash
                    Collections             264.8   254.6      10.2     100.7%   96.8%     3.9%
==============================================================================================
                   CASH EXPENSES
                   Aircraft Operating
                    Expenses
 [17]               - Insurance              (0.1)      -      (0.1)      0.0%    0.0%     0.0%
 [18]               - Re-leasing and
                      other overheads        (8.2)   (7.9)     (0.3)     -3.1%   -3.0%    -0.1%
                                         -----------------------------------------------------
 [19] [17]         subtotal                  (8.3)   (7.9)     (0.4)     -3.2%   -3.0%    -0.2%

                   SG&A Expenses
 [20]              Aircraft Servicer Fees
                    - Retainer Fee           (2.2)   (2.2)        -      -0.8%   -0.8%     0.0%
                    - Rent Collected Fee     (2.5)   (2.5)        -      -1.0%   -1.0%     0.0%
                    - Previous Servicer      (1.8)      -      (1.8)     -0.7%    0.0%    -0.7%
                                         -----------------------------------------------------
 [21]              sub-total                 (6.5)   (4.7)     (1.8)     -2.5%   -1.8%    -0.7%

 [22]              Other Servicer Fees      (13.1)   (6.4)     (6.7)     -5.0%   -2.4%    -2.5%
                                         -----------------------------------------------------
 [23] [21]+[22]    subtotal                 (19.6)  (11.1)     (8.5)     -7.5%   -4.2%    -3.2%

 [24] [20]+[23]    Total Cash Expenses      (27.9)  (19.0)     (8.9)    -10.6%   -7.2%    -3.4%
==============================================================================================
                   NET CASH COLLECTIONS
 [25]   [17]       Total Cash Collections   264.8   254.6      10.2     100.7%   96.8%     3.9%
 [26]   [24]       Total Cash Expenses      (27.9)  (19.0)     (8.9)    -10.6%   -7.2%    -3.4%
 [27]              Movement in Expense
                    Account                   7.2       -       7.2       2.7%    0.0%     2.7%
 [28]              Interest Payments       (123.6) (143.3)     19.7     -47.0%  -54.5%     7.5%
 [29]              Swap Payments            (21.4)    3.1     (24.5)     -8.1%    1.2%    -9.3%
 [30]              Proceeds from sale of
                    aircraft                 50.5    51.0      (0.5)     19.2%   19.4%    -0.2%
                                         -----------------------------------------------------
 [31] S[25]...[30] TOTAL                    149.6   146.4       3.2      56.9%   55.7%     1.2%
                                         =====================================================
                                         -----------------------------------------------------
 [32]       PRINCIPAL PAYMENTS
            subclass A                      130.0   126.7       3.3      49.4%   48.2%    1.3%
            subclass B                       16.6    16.7      (0.1)      6.3%    6.3%     0.0%
            subclass C                        3.0     3.0         -       1.1%    1.1%     0.0%
            subclass D                          -       -         -       0.0%    0.0%     0.0%
----------------------------------------------------------------------------------------------
            Total                           149.6   146.4       3.2      56.9%   55.7%     1.2%
                                         =====================================================
                                         -----------------------------------------------------

           Debt Balances                    868.4   871.7      (3.3)
           subclass A                       138.2   138.1       0.1
           subclass B                       161.1   161.1         -
           subclass C                       100.0   100.0         -
           subclass D                    --------------------------
                                          1,267.9 1,270.9      (3.2)
           TOTAL                         ==========================
                                         --------------------------

  * Adjusted Base Case are July 2000 Prospectus Base Case cashflows adjusted for aircraft sales.



                                                            AERCO LIMITED
                                                       Report to Note Holders
                                          All amounts in US dollars unless otherwise stated

-----------------------------------------------------------------------------------------------------------------------------------
 Note:                 Report Line Name                Description
-----------------------------------------------------------------------------------------------------------------------------------

                    CASH COLLECTIONS
   [1]              Lease Rentals                      Assumptions per the July 2000 Prospectus adjusted for aircraft sales
   [2]               - Renegotiated Leases             Change in contracted rental cash flow caused by a renegotiated lease
   [3]               - Rental Resets                   Re-leasing events where new lease rate deviated from the 2000 Base Case
   [4]s[1]...[3]    Contracted Lease Rentals           Current Contracted Lease Rentals due as at the latest Calculation
                                                       Date

   [5]              Movement in Current Arrears
                     Balance                           Current contracted lease rentals not received as at the latest Calculation
                                                       Date, excluding Bad debts

                    less Net Stress related Costs
   [6]               - Bad debts                       Arrears owed by former lessees and deemed irrecoverable.
   [7]               - Security deposits drawn down    Security deposits received following a lesse default
   [8]               - Restructured arrears            3.49%
   [9]               - AOG                             Lost of rental due to an aircraft being off-lease and non-revenue earning
  [10]               - Other Leasing Income            Includes lease termination payments, rental guarantees and late payments charges
  [11]               - Repossession                    Legal and technical costs incurred in repossessing aircraft.
  [12] S[6]...[11]  sub-total

  [13] [4]+[5]+[12 ]Net Lease Rentals                  Contracted Lease Rentals less Movement in Current Arrears Balance and Net
                                                        Stress related costs

  [14]              Interest Earned                    Interest earned on monthly cash balances
  [15]              Net Maintenance                    Maintenance Revenue Reserve received less and reimbursements to lessees.
  [16] S[13]...[15] Total Cash Collections             Net Lease Rentals + Interest Earned + Net Maintenance

===================================================================================================================================

                    CASH EXPENSES
                    Aircraft Operating Expenses        All operational costs related to the leasing of aircraft.
  [17]               - Insurance                       Premium for contingent insurance policies
  [18]               - Re-leasing and other            Costs associated transferring an aircraft from one lessee to another
  [19] [17]+[18]    subtotal

                    SG&A Expenses
  [20]              Aircraft Servicer Fees             Monthly and annual fees paid to Aircraft Servicer
                     - Base Fee                        Fixed amount per month per aircraft
                     - Rent Contracted Fee             1.00% of rental contracted for the month
                     - Rent Collected Fee              1.25% of rental received for the month
                     - Previous Servicer Fees          Fees paid to the previous Servicer of AerFi
  [21] [20]         subtotal
  [22]              Other Servicer Fees                Administrative Agent, trustee and professional fees paid to other service providers.
  [23] [21]+[22]    subtotal

  [24] [19]+[23]    Total Cash Expenses                Aircraft Operating Expenses + SG&A Expenses

===================================================================================================================================

                    NET CASH COLLECTIONS
  [25]  [16]        Total Cash Collections             line 16 above
  [26]  [24]        Total Cash Expenses                line 24 above
  [27]              Movement in Expense Account        Movement in Expense Account
  [28]              Interest Payments                  Interest paid on all outstanding debt
  [29]              Swap payments                      Net swap payments (paid) /received
  [30]              Proceeds from Aircraft Sales       Proceeds, net of fees and expenses, from the sale of aircraft
  [31] S[25]...[30] Exceptional Items                  Includes adjustment for aircraft included in the Basecase but not acquired by AerCo
                    TOTAL

===================================================================================================================================


                                             AERCO LIMITED
                                        Report to Note Holders
                           All amounts in US dollars unless otherwise stated

------------------------------------------------------------------------------------------------------------------------
          Coverage Ratios
          ---------------                                                         2000
                                 Closing                     Actual         *Adjusted Base Case
------------------------------------------------------------------------------------------------------------------------
          Net Cash Collections                                149.6              146.4
          Add Back Interest                                   123.6              143.3
          --------
          Add Back Swap Payments                               21.4               (3.1)
          ----------------------
a         Net Cash Collections                                294.6              286.6

b         Swaps                                                21.4               (3.1)
c         Class A Interest                                     74.2               93.6
d         Class A Minimum                                      30.5               37.9
e         Class B Interest                                     12.5               15.5
f         Class B Minimum                                       8.3                8.2
g         Class C Interest                                     15.7               19.2
h         Class C Minimum                                         -                  -
I         Class D Interest                                     12.0               12.0
j         Class D Minimum                                         -                  -
k         Class A Scheduled                                       -                  -
l         Class B Scheduled                                     7.8                8.5
m         Class C Scheduled                                     3.0                3.0
n         Class D Scheduled                                       -                  -
o         Permited Aircraft Modifications
p         Class A Supplemental                                 99.5               88.8
                                                             -------------------------
          Total                                               284.9              283.6
                                                             -------------------------

   [1]    Interest Coverage Ratio
          Class A                                              3.08               3.17  = a / (b+c)
          Class B                                              2.13               1.99  = a / (b+c+d+e)
          Class C                                              1.81               1.67  = a / (b+c+d+e+f+g)
          Class D                                              1.69               1.56  = a / (b+c+d+e+f+g+h+i)

   [2]    Debt Coverage Ratio
          Class A                                              1.69               1.56  = a / (b+c+d+e+f+g+h+i+ j+k)
          Class B                                              1.62               1.49  = a / (b+c+d+e+f+g+h+i+j+k+l)
          Class C                                              1.59               1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
          Class D                                              1.59               1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)

          Loan-to-Value Ratios

                                  -------------------------------------------------------------
                                   2000 Base Case           Actual      2000 Adjusted Base Case
                                     15-Jul-00             15-Dec-01          15-Dec-01
                                  -------------------------------------------------------------
   [3]    Assumed Portfolio Value    1,566.7                1,394.4            1,394.5

          Liquidity Reserve Amount
          Cash                          65.0                   65.0               65.0
            - Accrued Expenses           5.0                    7.0                5.0
            - Security Deposits         22.4                   20.3               22.4
                                     -------                --------      ------------
          subtotal cash                 92.4                   92.3               92.4
           Letters of Credit               -                      -                  -
                                     -------                 -------      ------------
          Total Liquidity Reserve       92.4                   92.3               92.4

   [4]    Total Asset Value          1,659.1                1,486.7            1,486.9

          Note Balance
          Class A                      998.4      60.2%       868.4   58.4%      871.7   58.6%
          Class B                      154.8      69.5%       138.2   67.7%      138.1   67.9%
          Class C                      164.1      79.4%       161.1   78.5%      161.1   78.7%
          Class D                      100.0      85.4%       100.0   85.3%      100.0   85.5%
                                     -------                -------            -------
          Total                      1,417.3                1,267.7            1,270.9
---------------------------------------------------------------------------------------------------------
    * Adjusted Base Case are July 2000 Prospectus Base Case cashflows adjusted for aircraft sales.

[1] Interest Coverage Ratio is equal to Net Cash Collections, before Interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Service Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of
Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.
